EXHIBIT 99.1



                  Susan B. Railey
                  For shareholders and securities brokers
                  (301) 468-3120
                  James T. Pastore
                  For news media
                  (202) 546-6451            FOR IMMEDIATE RELEASE

                            CRIIMI MAE Receives Offer

ROCKVILLE, MD, May 13, 2002 - CRIIMI MAE Inc. (NYSE-CMM) has received a letter describing an offer to acquire all issued and outstanding shares of the Company's common stock for $7.00 per share.

A spokesperson for the Company said, "The Board of Directors will review the offer - and other strategic alternatives - in accord with its fiduciary duty to maximize shareholder value."

For further information on CRIIMI MAE, see the Company's Web site: http://www.criimimaeinc.com. Shareholders and securities brokers should contact Shareholder Services at 301-816-2300, e-mail shareholder@criimimaeinc.com, and news media should contact James Pastore, Pastore Communications Group LLC, at 202-546-6451, e-mail pastore@ix.netcom.com.

Note: Forward-looking statements contained in this release involve a variety of risks and uncertainties. Actual results could differ materially from those anticipated in forward-looking statements. These uncertainties include whether any strategic alternatives will occur, as well as the risks and uncertainties that are set forth from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2001 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

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